Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Enters Agreement for 20 Hotels with Wyndham Hotel Group
_______________________________________________________

Newton, MA (May 21, 2012):  Hospitality Properties Trust (NYSE: HPT) today announced that it has entered an agreement to rebrand twenty (20) hotels currently owned by HPT to brands owned by Wyndham Hotel Group, a member of the Wyndham Worldwide Corporation (NYSE: WYN).  Four (4) of the hotels will be branded as “Wyndham Hotels and Resorts” and sixteen (16) of the hotels will be branded as “Hawthorn Suites by Wyndham” hotels.  All twenty (20) hotels will be managed by Wyndham Hotel Group under a long term contract.

Wyndham Hotel Group has agreed to pay HPT an owner’s priority from the operating results of these hotels of $770,000/month ($9,240,000/year).  The payment of these amounts to HPT is partially guaranteed by Wyndham Hotel Group.

HPT has agreed to provide up to $75 million for refurbishment and rebranding of these twenty (20) hotels to “Wyndham Hotels and Resorts” and “Hawthorn Suites by Wyndham” brand standards.  As these funds are advanced, the amount of the HPT owner’s priority will increase by 8% per annum of the amounts funded.  Other important terms of this agreement include the following:

•                  There is one combined management contract for all twenty (20) hotels.  Accordingly, the owner’s priority amount due to HPT and other financial obligations are calculated and paid on a pooled or combined basis.

•                  The management contract term will be twenty five (25) years, and Wyndham Hotel Group will have two consecutive fifteen (15) year renewal options. Renewal options may be exercised for all, but not less than all, the managed hotels.

•                  The management contract requires that up to 5% of the hotels’ gross revenues, or a “FF&E Reserve”, be escrowed for future periodic refurbishments of the hotels.

•                  Management and branding fees due to Wyndham Hotel Group are contractually subordinated to the owner’s priority due to HPT and the FF&E Reserve funding.  After the owner’s priority is paid to HPT, the FF&E Reserve is funded and the management

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

and branding fees are paid to Wyndham Hotel Group, Wyndham Hotel Group may receive an incentive management fee equal to 50% of the remaining cash flow from the hotels’ operations, and then the balance of the cash flow is available to HPT.

•                  In addition to the $75 million which HPT has agreed to fund for the refurbishment and rebranding of these hotels, Wyndham Hotel Group may request additional amounts for working capital or for improvements necessary to meet brand standards; and as such amounts are funded by HPT, the owner’s priority payments due to HPT will increase by a formula percentage of the amounts funded.

•                  Because of its long term, the contract permits the sale of a certain number of these hotels for which continued operation may become non-economic as determined by Wyndham Hotel Group or HPT and provides for the reduction of the owner’s priority amount due to HPT according to a formula percentage of the net sale proceeds received by HPT.

John Murray, President of HPT, made the following statement at the time this transaction was announced:

“HPT is delighted to add Wyndham Hotel Group as one of its hotel operator partners.  The twenty (20) hotels which will be rebranded to Wyndham Hotel Group brands are some of the hotels which HPT identified to be sold or rebranded when HPT announced the re-alignment of its contracts with InterContinental Hotels Group last July.  HPT believes that the refurbishment and rebranding of these twenty (20) hotels and their management by Wyndham Hotel Group will result in improved operating results at these hotels.  Also, HPT expects it may in the future add to its ownership of Wyndham Hotel Group branded hotels.”

HPT expects the rebranding of the hotels discussed in this press release to be completed during the third quarter of this calendar year, but the completion of the refurbishment program may continue into 2013 or 2014.  A list of the locations of the twenty (20) hotels to be rebranded to Wyndham Hotel Group brands is attached as Schedule A to this press release.

Hospitality Properties Trust is a real estate investment trust headquartered in Newton, Massachusetts which currently owns 290 hotels and 185 travel centers located throughout the United States and in Puerto Rico and Ontario, Canada.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENT WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER

SECURITIES LAWS.  ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE,” “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND HPT’S CONTROL.  HPT’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WYNDHAM HOTEL GROUP HAS AGREED TO PAY HPT AN OWNER’S PRIORITY OF $770,000/MONTH ($9,240,000/YEAR) AND THAT THE PAYMENT OF THESE AMOUNTS IS PARTIALLY GUARANTEED BY WYNDHAM HOTEL GROUP.  THE OWNER’S PRIORITY DUE TO HPT IS PAID FROM THE OPERATING CASH FLOW OF THE MANAGED HOTELS; IF THE CASH FLOW IS INSUFFICIENT TO PAY THE HOTELS’ OPERATING EXPENSES THE OWNER’S PRIORITY MAY NOT BE PAID.  WYNDHAM HOTEL GROUP’S GUARANTEE IS LIMITED BY TIME TO OWNER’S PRIORITY PAYMENTS DUE THROUGH 2019, AND IT IS LIMITED TO NET PAYMENTS FROM WYNDHAM HOTEL GROUP OF $20 MILLION (AND SUBJECT TO A PAYMENT LIMIT OF $10 MILLION).  ACCORDINGLY, THE FULL AMOUNT OF THE OWNER’S PRIORITY IS NOT GUARANTEED, THERE WILL BE NO GUARANTEE AFTER 2019 AND THERE IS NO GUARANTEE OF PAYMENTS BY WYNDHAM HOTEL GROUP IN EXCESS OF $20 MILLION (OR $10 MILLION PER YEAR).  FOR THESE REASONS, THERE IS NO ASSURANCE THAT HPT WILL RECEIVE THE OWNER’S PRIORITY OF $770,000/MONTH ($9,240,000/PER YEAR) DURING THE TERM OF THE CONTRACT DESCRIBED IN THIS PRESS RELEASE.

•                  THIS PRESS RELEASE STATES THAT HPT HAS AGREED TO PROVIDE UP TO $75 MILLION FOR REFURBISHMENT AND REBRANDING OF ITS TWENTY (20) HOTELS TO “WYNDHAM HOTELS AND RESORTS” AND “HAWTHORN SUITES BY WYNDHAM” BRAND STANDARDS.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THE REFURBISHMENT AND REBRANDING OF THESE HOTELS CAN BE COMPLETED FOR $75 MILLION OR LESS.  THE COST OF HOTEL REFURBISHMENTS AND REBRANDING IS DIFFICULT TO ESTIMATE.  AFTER A REFURBISHMENT PROJECT IS BEGUN, UNANTICIPATED PROBLEMS AND COSTS MAY BE ENCOUNTERED.  HPT CAN PROVIDE NO ASSURANCE THAT THE COST NECESSARY TO COMPLETE THE REFURBISHMENT AND REBRANDING OF THESE 20 HOTELS WILL NOT EXCEED $75 MILLION.

•                  THIS PRESS RELEASE STATES THAT HPT’S MANAGEMENT CONTRACT WITH WYNDHAM HOTEL GROUP REQUIRES THAT UP TO 5% OF HOTEL GROSS REVENUES BE ESCROWED FOR FUTURE PERIODIC REFURBISHMENTS OF THE HOTELS.  THIS STATEMENT MAY IMPLY THAT THE FF&E RESERVE WILL BE SUFFICIENT TO FUND APPROPRIATE FUTURE REFURBISHMENTS.  HOWEVER, DURING THE EXPECTED INITIAL RENOVATION PERIOD THERE WILL BE NO FF&E RESERVE REQUIRED AND SUBSEQUENT TO THE EXPECTED INITIAL RENOVATION PERIOD THE FF&E RESERVE WILL GRADUALLY INCREASE TO 5% AFTER FIVE YEARS.  ACCORDINGLY, THE FF&E RESERVE ESCROW WILL BE LESS THAN 5% OF GROSS REVENUES FOR THE FIRST FIVE YEARS OF THE MANAGEMENT CONTRACT.  ALSO, HPT BELIEVES IT IS NOT

POSSIBLE TO ACCURATELY ESTIMATE THE COST OF FUTURE REFURBISHMENTS.  ACCORDINGLY, HPT MAY NEED TO SEPARATELY FUND REFURBISHMENTS IN THE FUTURE; AND, ALTHOUGH THE MANAGEMENT CONTRACT PROVIDES THAT ANY SUCH FUNDING WILL CAUSE THE OWNER’S PRIORITY DUE TO HPT TO INCREASE, THERE CAN BE NO ASSURANCE THAT THE CASH FLOW FROM OPERATIONS OF THESE HOTELS WILL BE SUFFICIENT TO PAY ANY INCREASED OWNER’S PRIORITY.

•                  THIS PRESS RELEASE STATES THAT MANAGEMENT AND BRANDING FEES DUE TO WYNDHAM HOTEL GROUP ARE CONTRACTUALLY SUBORDINATED TO THE OWNER’S PRIORITY DUE TO HPT AND FF&E RESERVE FUNDING.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT HPT’S OWNER’S PRIORITY AND THE FF&E RESERVE FUNDING WILL BE PAID.  HOWEVER, HPT’S OWNER’S PRIORITY AND THE FF&E RESERVE FUNDING ARE THEMSELVES CONTRACTUALLY SUBORDINATED TO OTHER OPERATING EXPENSES OF THE HOTELS SUCH AS EMPLOYEE COSTS, SUPPLIES, REAL ESTATE TAXES, INSURANCE, ETC.  THE AMOUNTS NECESSARY TO PAY ALL OF THE HOTELS’ OPERATING EXPENSES, INCLUDING THOSE OPERATING EXPENSES WHICH ARE SENIOR TO THE OWNER’S PRIORITY AND FF&E RESERVE FUNDING ARE DERIVED FROM THE HOTELS’ OPERATIONS AND THERE CAN BE NO ASSURANCE THAT THE HOTELS’ OPERATIONS WILL PRODUCE THE CASH FLOWS TO MEET ALL THE HOTELS’ OPERATING EXPENSES OR ANY OF THEM.

•                  THIS PRESS RELEASE STATES THAT THE BALANCE OF THE CASH FLOWS FROM THE HOTELS’ OPERATIONS AFTER PAYING ALL OF THE HOTELS’ OPERATING EXPENSES INCLUDING INCENTIVE FEES TO WYNDHAM HOTEL GROUP WILL BE AVAILABLE TO HPT.  AS NOTED ABOVE AND BELOW, THERE CAN BE NO ASSURANCE THAT THE HOTELS’ OPERATIONS WILL PRODUCE SUFFICIENT CASH FLOWS TO PAY ALL OF THE HOTELS’ OPERATING EXPENSES; AND, ACCORDINGLY, THERE MAY BE NO ADDITIONAL CASH FLOWS AVAILABLE TO HPT.

•                  THIS PRESS RELEASE STATES THAT HPT BELIEVES THAT THE REFURBISHMENTS AND REBRANDING OF THESE TWENTY (20) HOTELS AND THEIR MANAGEMENT BY WYNDHAM HOTEL GROUP WILL RESULT IN IMPROVED OPERATING RESULTS AT THESE HOTELS.  FINANCIAL RESULTS AT HOTELS ARE DEPENDENT UPON MANY FACTORS, INCLUDING THE LOCATIONS OF THE HOTELS, COMPETITIVE CONDITIONS AT THOSE LOCATIONS, THE QUALITY OF THE HOTELS’ PHYSICAL CHARACTERISITCS AND OPERATIONS.  FOR LARGE COMBINATIONS OF HOTELS IN DIVERSE LOCATIONS SUCH AS THE TWENTY (20) HPT OWNED HOTELS TO BE OPERATED BY WYNDHAM HOTEL GROUP, THE OPERATING RESULTS OFTEN REFLECT GENERAL ECONOMIC CONDITIONS.  SOME OF THESE FACTORS, SUCH AS COMPETITIVE CIRCUMSTANCES AND ECONOMIC CONDITIONS GENERALLY, ARE BEYOND HPT’S CONTROL.  ALSO, THE MANAGEMENT CONTRACT WHICH HPT HAS ENTERED WITH WYNDHAM HOTEL GROUP GRANTS WYNDHAM HOTEL GROUP CONSIDERABLE DISCRETION TO OPERATE THE HOTELS.  FOR THESE REASONS, HPT CAN PROVIDE NO ASSURANCE THAT THE FUTURE OPERATIONS OF THESE HOTELS WILL IMPROVE THE OPERATING RESULTS REALIZED AT THESE HOTELS.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS IT MAY IN THE FUTURE ADD TO ITS OWNERSHIP OF WYNDHAM HOTEL GROUP BRANDED HOTELS.  HPT AND WYNDHAM HOTEL GROUP HAVE HAD PRELIMINARY DISCUSSIONS ABOUT ADDITIONAL HOTELS WHICH MAY BE ACQUIRED BY HPT THAT ARE, OR MAY BE, BRANDED AND MANAGED BY WYNDHAM HOTEL GROUP.  TO DATE, NO AGREEMENTS HAVE BEEN ACHIEVED FOR HPT TO ACQUIRE ADDITIONAL WYNDHAM HOTEL GROUP BRANDED HOTELS.  ACHIEVING SUCH AGREEMENTS IN THE FUTURE WILL DEPEND UPON IDENTIFYING SUCH HOTELS, AGREEING UPON PURCHASE PRICES WITH THE HOTELS’ OWNERS AND AGREEING UPON CONTRACT TERMS BETWEEN HPT AND WYNDHAM HOTEL GROUP, AMONG OTHER MATTERS.  THERE CAN BE NO ASSURANCE THAT HPT WILL EXPAND ITS OWNERSHIP OF WYNDHAM HOTEL GROUP BRANDED HOTELS.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE HPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN HPT’S FORWARD LOOKING STATEMENTS.  HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSTIE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SCHEDULE A

Brand	Location	Guest Rooms	Other

Wyndham Hotels and Resorts	Houston (West Energy Corridor), TX	344	2 food & beverage outlets and 9,000 sq.ft. of meeting space

Wyndham Hotels and Resorts	Irvine (Orange County Airport), CA	335	2 food & beverage outlets and 7,500 sq.ft. of meeting space

Wyndham Hotels and Resorts	Dallas (near the Galleria), TX	295	2 food & beverage outlets and 10,300 sq.ft. of meeting space

Wyndham Hotels and Resorts	Atlanta (Perimeter area), GA	296	2 food & beverage outlets and 12,000 sq.ft. of meeting space

Subtotal:		1,270	8 food & beverage outlets and 38,300 sq.ft. of meeting space

Hawthorn Suites by Wyndham	Dallas (near the Galleria), TX	114

Hawthorn Suites by Wyndham	Denver (Denver Tech Center), CO	129

Hawthorn Suites by Wyndham	Hartford-Meriden, CT	122

Hawthorn Suites by Wyndham	Orlando, FL	120

Hawthorn Suites by Wyndham	Chicago-Hoffman Estates, IL	120

Hawthorn Suites by Wyndham	Chicago-Schaumburg, IL	120

Hawthorn Suites by Wyndham	Northbrook-Wheeling, IL	141

Hawthorn Suites by Wyndham	East Louisville, KY	76

Hawthorn Suites by Wyndham	Detroit-Auburn Hills, MI	108

Hawthorn Suites by Wyndham	Detroit-Farmington Hills, MI	123

Hawthorn Suites by Wyndham	Charlotte, NC	79

Hawthorn Suites by Wyndham	Greensboro, NC	120

Hawthorn Suites by Wyndham	Raleigh, NC	79

Hawthorn Suites by Wyndham	Omaha, NE	129

Hawthorn Suites by Wyndham	Cincinnati-Blue Ash, OH	76

Hawthorn Suites by Wyndham	Salt Lake City-Ft. Union, UT	97

Subtotal:		1,753

TOTAL:		3,023 Rooms	8 food & beverage outlets and 38,300 sq.ft. of meeting space

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